SKK Access Income Fund

I, Richard Blair, hereby certify that to the best of my knowledge:

1.	The report on Form N-CSR of SKK Access Income Fund for the year ended June 30, 2024 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of SKK Access Income Fund.

Date: September 6, 2024

/s/ Richard Blair

Richard Blair

President (Principal Executive Officer)

I, John Bosco, hereby certify that to the best of my knowledge:

1.	The report on Form N-CSR of SKK Access Income Fund for the year ended June 30, 2024 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of SKK Access Income Fund.

Date: September 6, 2024

/s/ John Bosco

John Bosco

Treasurer (Principal Financial Officer)